                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               _________________

                                   FORM T-1

                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                   TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

                               ________________

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

             New York                                    13-5160382
  (Jurisdiction of incorporation                      (I.R.S. employer
   if not a U.S. national bank)                      identification no.)

   48 Wall Street, New York, New York                       10286
(Address of principal executive offices)                 (Zip Code)

                                  ROHR, INC.
              (Exact name of obligor as specified in its charter)

               Delaware                                  95-1607455
    (State or other jurisdiction of                   (I.R.S. employer
    incorporation or organization)                   identification no.)

            850 Lagoon Drive
            Chula Vista, CA                                 91910

(Address of principal executive offices)                 (Zip Code)

                               ________________

                    Convertible Subordinated Notes Due 2004
                      (Title of the indenture securities)

                                    GENERAL

ITEM 1.   General Information.

          Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks                      2 Rector Street,
 of the State of New York                    New York, N.Y. 10006
                                               and Albany, N.Y. 12203

Federal Reserve Bank of New York             33 Liberty Plaza,
                                             New York, N.Y. 10045-001

Federal Deposit Insurance Corporation        Washington, D.C. 20549

New York Clearing House Association          100 Broad Street
                                             New York, N.Y. 10004

     (b)  Whether it is authorized to exercise corporate trust powers:

          Yes.

ITEM 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.  (See Note on page 2.)

                              ____________________

ITEM 16.  List of Exhibits.

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (See Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and

          Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1, Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      NOTE
                                      ----

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                               __________________

                                   SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of May, 1994.

                                  The Bank of New York

                                  By: /s/Robert F. McIntyre
                                      -------------------------
                                  Title: Assistant Vice President

                                 EXHIBIT INDEX

           Description                                  Number
           -----------                                  ------

Latest report of condition of                            99.7
the Trustee published pursuant to
law or to the requirements of its
supervising or examining authority.

                                                                    EXHIBIT 99.7

                      Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
                a member of the Federal Reserve System, at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                             in Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and
    currency and coin ........................................    $ 4,393,393
  Interest-bearing balances ..................................        652,315
Securities ...................................................      3,809,834
Federal funds sold in domestic offices
  of the bank ................................................        331,075
Loans and lease financing receivables:
  Loans and leases, net of unearned income ...................     23,708,678
  Less Allowance for loan and lease losses ...................        773,597
  Less allocated transfer risk reserve .......................         28,427
  Loans and leases, net of unearned income, allowance,
    and reserve ..............................................     22,906,654
Assets held in trading accounts ..............................        851,615
Premises and fixed assets (including capitalized leases) .....        657,247
Other real estate owned ......................................         60,806
Investments in unconsolidated subsidiaries and
  associated companies .......................................        170,378
Customers' liability to this bank on acceptances outstanding .        885,751
Intangible assets ............................................         42,689
Other assets .................................................      1,326,362
                                                                  -----------
Total assets .................................................    $36,088,119
                                                                  ===========

LIABILITIES
Deposits
  In domestic offices .........................................   $19,486,153
  Noninterest-bearing .........................................     7,388,636
  Interest-bearing ............................................    12,097,517
  In foreign offices, Edge and Agreement subsidiaries,
    and IBFs ..................................................     8,230,444
  Noninterest-bearing .........................................        53,571
  Interest-bearing ............................................     8,176,873
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased .....................................     1,207,881
  Securities sold under agreements to repurchase ..............       350,492
Demand notes issued to the U.S. Treasury ......................       300,000
Other borrowed money ..........................................       530,559
Bank's liability on acceptances executed and outstanding ......       897,899
Subordinated notes and debentures .............................     1,064,780
Other liabilities .............................................     1,139,025
Total liabilities .............................................    33,207,233
                                                                  ===========
EQUITY CAPITAL
Perpetual preferred stock and related surplus .................        75,000
Common stock ..................................................       942,284
Surplus .......................................................       525,666
Undivided profits and capital reserves ........................     1,342,860
Cumulative foreign currency translation adjustments ...........        (4,924)
                                                                  -----------
Total equity capital ..........................................     2,880,886
                                                                  -----------
Total liabilities, limited-life preferred stock and
  equity capital ..............................................   $36,088,119
                                                                  ===========

I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                    Robert E. Keilman

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

          J. Carter Bacot     )
          Alan R. Griffith    )  Directors
          Samuel F. Chevalier )